GREEN CENTURY CAPITAL MANAGEMENT, INC.
                     --------------------------------------
         CODE OF ETHICS WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS
         ---------------------------------------------------------------

                                                          Effective Date: 1/1/05

A. STATEMENT OF GENERAL PRINCIPLES

         Green Century Capital Management, Inc. ("GCCM") is a registered investment adviser with the Securities and Exchange Commission ("SEC") and is the investment adviser and administrator exclusively to the Green Century Funds (the "Funds"). The primary day-to-day investment management for all the Green Century Funds is done by investment subadvisers. The officers, directors and employees (collectively, the "Staff") of GCCM are not generally privy to the daily buy and sell decisions relating to the Funds. It is essential, however, to avoid not only actual but also any appearances of conflicts of interest and any abuse of the Staff's position of trust and responsibility. All Staff shall therefore place the interests of the Green Century Funds before his or her personal interests and conduct all personal securities transactions in a manner consistent with this Code.

         Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act") requires registered investment companies, their investment advisers and principal underwriters to adopt codes of ethics. Similarly, Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act") requires registered investment advisers to adopt codes of ethics. This Code of Ethics ("Code") was prompted by Rule 204A-1 and amendments to Rules 204-2 and 17j-1, which became effective on August 31, 2004 with a compliance date of February 1, 2005. The Code succeeds GCCM's prior Code dated January 1, 2004, which was prompted by a decision to require reporting of mutual fund transactions and to implement a 90-day holding period for transactions with affiliated funds. This prior Code succeeded GCCM's Code dated March 1, 2000 which was prompted by amendments to Rule 17j-1, which became effective on August 23, 1999, the recommendations in the Report of the Advisory Group on Personal Investing issued by the Investment Company Institute in May, 1994 ("ICI Report"), and the SEC Staff Report on Personal Investing by Investment Company Personnel issued in September, 1994 ("SEC Report"). The SEC Report endorsed the ICI Report and stated that the SEC staff expects "all funds to adopt the [Advisory Group] Report's recommendations, in whole or in special circumstances."

         GCCM believes this Code of Ethics satisfies Rules 17j-1 and 204A-1 and meets the SEC staff's expectations, and is appropriate and desirable for GCCM. All Staff are required to adhere to the following rules governing their investment activities. These rules cannot cover all situations which may involve a possible conflict of interest. If there is any doubt about a transaction for a reportable account, please contact Kristina Curtis or Amy Perry Basseches before the transaction is executed.

B. APPLICABILITY OF RESTRICTIONS AND PROCEDURES
         1.       DEFINITIONS

               (a) "Access Person" shall mean any officer, director (or other person occupying a similar status or performing similar functions), or employee of GCCM, or another person who provides investment advice on behalf of GCCM and is subject to the supervision and control of GCCM.

               (b) "Affiliated Fund" is any registered, open-end investment company (or any series thereof) that is administered or advised by the adviser or administrator to the Funds (or any series thereof), any sub-adviser to any Fund (or any series thereof), or any adviser or administrator of any registered investment company in which any Fund (or any series thereof) invests all or substantially all of its assets.

               (c) "Automatic Investment Plan" means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

               (d) "Beneficial Ownership" shall be interpreted subject to the provisions of rule 16a-1(a)(2) of the Securities Exchange Act of 1934. Rule 16a-1(a)(2) specifies that, to have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. For purposes of this Code, an Access Person may be deemed to have beneficial ownership in securities held by members of his or her immediate family sharing the same household (spouse, minor children and relatives resident in the employee's home), or by certain partnerships, trusts, corporations or other arrangements.

               (e) "Federal Securities Laws" means (i) the Securities Act of 1933, as amended, (ii) the Securities Exchange Act of 1934, (iii) the Sarbanes-Oxley Act of 2002, (iv) the 1940 Act, (v) the Advisers Act,
          (vi) Title V of the Gramm-Leach Bliley Act, (vii) any rules adopted by the SEC under any of the foregoing statutes, (viii) the Bank Secrecy Act as it applies to investment companies registered under the 1940 Act and investment advisers, and (ix) any rules adopted thereunder by the SEC or the Department of the Treasury.

               (f) "Fund" means an investment  company that is registered  under the  1940  Act  and is  advised  or  administered  by  GCCM  or  whose investment adviser or principal underwriter controls GCCM, is controlled by GCCM or is under common control with GCCM.

               (g) The "Review Officer" is the person designated to monitor the overall compliance with this Code and to provide preclearance of any personal security transaction as required by this Code. The Review Officer shall be Kristina Curtis or Amy Perry Basseches.

               (h) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

               (i) "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act and Rule 204A-1 (e)(10) of the Advisers Act (in effect, all securities), except that it shall not include (i) bank accounts, (ii) direct obligations of the U.S. Government, (iii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. Shares of registered open-end investment companies
          (including all Funds or Affiliated Funds), except shares issued by money market funds, are included in the definition of the term "security."

               (j) A security "held or to be acquired" by a Fund means (i) a security which, within the most recent 15 days (1) is or has been held by the Fund or (2) is being or has been considered by the Fund or any of its investment advisers for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (i) of this definition.

C. STATEMENT OF GENERAL PRINCIPLES

         1.  FIDUCIARY PRINCIPLES

               As a fiduciary, GCCM owes an undivided duty of loyalty to its client(s) and the Funds' shareholders, and GCCM expects its Access Persons to adhere to this duty. It is GCCM's policy that Access Persons in their personal dealings in securities conduct themselves so as to avoid not only actual conflicts of interest with its client(s) and the Funds, but also that they refrain from conduct which could give rise to the appearance of a conflict of interest.

         2.  COMPLIANCE WITH FEDERAL SECURITIES LAWS

               GCCM endeavors to be in full compliance with applicable Federal Securities Laws at all times. Each Access Person shall also comply with applicable Federal Securities Laws. Please contact GCCM's Chief Compliance Officer ("CCO") if you have any questions regarding applicable Federal Securities Laws.


D.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         1.   UNLAWFUL ACTIONS

         No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a
Fund:

               a. employ any device, scheme or artifice to defraud the Fund;

               b. make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made;

               c. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

               d. engage in any manipulative practice with respect to the Fund.

         2.   BLACKOUT PERIODS

               a. No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven days before or after he or she knows or should have known a Green Century Fund has or had a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

               b. An Access Person shall not be permitted to sell or otherwise transfer, directly or indirectly, shares of any Fund or Affiliated Fund for a period of 90 days from the date of purchase or acquisition of those shares of the Fund or Affiliated Fund.

         3.    EXEMPTED TRANSACTIONS

               The prohibitions of Section D.2. shall not apply to:

               a. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               b. purchases or sales that are  non-volitional on the part of the
          Access  Person,   including  mergers,   recapitalizations  or  similar
          transactions;

               c. purchases which are part of an automatic dividend reinvestment plan;

               d. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               e. purchases and sales that receive prior approval in writing by the Review

          Officer as (i) only remotely potentially harmful to a Green Century Fund because they would be very unlikely to affect a highly institutional market, and (ii) clearly not economically related to the securities to be purchased, sold or held by a Green Century Fund.

E.  GIFTS

         No Access Person shall receive any gift or other items of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.

F. COMPLIANCE PROCEDURES

         1.  PRECLEARANCE OF INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

         With regard to initial public offerings and private placements, each Access Person shall:

               a. obtain express prior written approval from the Review Officer for any acquisition of securities in an initial public offering or private placement (the Review Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Funds, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Funds); and

               b. after authorization to acquire securities in an initial public offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Funds (or any other investment company for which he or she acts in a capacity as an Access Person) for investment in that issuer.

               If a Fund decides to purchase securities of an issuer, the shares of which have been previously obtained for personal investment by an Access Person, that decision shall be subject to an independent review by Access Persons with no personal interest in the issuer.

         2.  PRECLEARANCE OF OTHER SECURITIES

               a. An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

                    i. such  purchase  or sale has been  approved  by the Review
               Officer;

                    ii. the  approved  transaction  is completed on the same day approval is received; and

                    iii. the Review Officer has not rescinded such approval prior to execution of the transaction.

               b. Each Access Person may effect total purchases and sales of up to $25,000 of reportable securities within any six month period without preclearance from the Review Officer. For the purposes of this provision:

                    (1) The six-month  period is a "rolling"  period,  i.e., the limit is applicable between any two dates which are six months apart;

                    (2) Transactions in options and futures,  other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

                    (3) Although preclearance is not required for personal transactions in securities which fall into this de minimus exception, these trades must still be reported pursuant to Section F.3 hereunder, if such transactions are reportable.

         3.       REPORTING

               a. Unless excepted by paragraph (b) of this Section F.3, every Access Person must report to the Review Officer as described below.

                    i. Initial  Holdings  Reports.  Not later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person), the following information:

                         o the title and type of security, and as applicable the
                    exchange ticker symbol or CUSIP number, number of shares and principal amount of each security in which the Access Person has any direct or indirect beneficial ownership;

                         o the name of any broker,  dealer or bank with whom the
                    Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                         o the date that the report is signed and  submitted  by
                    the Access Person.

                    ii.  Quarterly  Transaction  Reports.  Not later than twenty
               (20) days
               after  the  end  of  each   calendar   quarter,   the   following
               information:

                         A. With respect to any  transaction  during the quarter
                    in a security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

                         o the date of the  transaction,  the  title and type of
                    security and, as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                         o the nature of the transaction (i.e.,  purchase,  sale
                    or any other type of acquisition or disposition);

                         o the price of the  security  at which the  transaction
                    was effected;

                         o the  name  of the  broker,  dealer  or  bank  with or
                    through which the transaction was effected; and

                         o the date that the report is signed and  submitted  by
                    the Access Person

                         B. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                    Person:

                         o the name of the broker,  dealer or bank with whom the
                    Access Person established the account;

                         o the date that the account was established; and

                         o the date that the report is signed and  submitted  by
                    the Access Person.

                         C.  In  the  event  that  no  reportable   transactions
                    occurred during the quarter, the report should be so noted and returned signed and dated.

                    iii. Annual Holdings Reports. Not later than each January 31st, the following information (which information must be current as of the immediately preceding December 31st):

                         o the title and type of security, and as applicable the
                    exchange ticker symbol or CUSIP number, number of shares and principal amount of each security in which the Access Person has any direct or indirect beneficial ownership;

                         o the name of any broker,  dealer or bank with whom the
                    Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                         o the date on which the report is signed and  submitted
                    by the Access Person.

               b. A person need not make any report required under Section F.3(a) with respect to: (i) transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control, including such an account in which the person has any beneficial ownership, or (ii) transactions effected pursuant to an automatic dividend reinvestment plan.

               c. Any report delivered pursuant to Section F.3(a) may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

               d. The Review Officer will provide each Access Person with a copy of this Code of Ethics promptly upon such person becoming an Access Person. The Review Officer will also provide each Access Person with copies of each amendment to this Code of Ethics prior to the effective date of such amendment. Each Access Person will certify to the Review Officer that he or she has received this Code of Ethics and any amendments hereto. In addition, each Access Person must certify annually (no later than each January 31st) that he or she has read and understands this Code of Ethics and has complied with its provisions. The Review Officer will monitor compliance by each Access Person with the requirements of this Section F(3)(d).

4.       REVIEW

               The Review Officer shall review all of the reports delivered under Section F.3(a) to determine whether a violation of this Code of Ethics may have occurred and take into account the exemptions allowed under Sections D.3 and F.3.b hereunder, as applicable. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

G. REVIEW BY THE BOARD OF TRUSTEES OF THE FUNDS

     At least annually, the Review Officer shall report to the Board of Trustees of the Funds regarding:

     1. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     2. Any recommended changes to the Code or procedures; and

     3. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

     In addition, the Review Officer shall certify to the Board of Trustees of the Funds at least annually that GCCM has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

H. SANCTIONS FOR VIOLATIONS BY ACCESS PERSONS

     If the Review Officer determines that a violation of this Code has occurred, he or she may impose, or he or she shall so advise the Board of Directors and the Board may impose, such sanctions as he, she or they deem appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors and the Chief Compliance Officer.

I. MISCELLANEOUS

         1.       ACCESS PERSONS

          The Review Officer will identify all Access Persons who are under a duty to make reports to GCCM and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder. All employees, directors and officers of GCCM are deemed to be Access Persons unless advised to the contrary by the Review Officer.


         2.       RECORDS

          GCCM shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the SEC:

          a. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          b. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an appropriate office of GCCM (such office shall be an easily accessible place);

          c. a copy of each certificate and report made pursuant to this Code shall be preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an appropriate office of GCCM (such office shall be an easily accessible place);

          d. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place; and

          e. a record of any decision, and the reasons supporting the decision, to approve the acquisition by any Access Person of any security in an initial public offering or a private placement shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

         3.       CONFIDENTIALITY

         All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         4.       INTERPRETATION OF PROVISIONS

         The Board of Directors of GCCM may from time to time adopt such interpretations of this Code as it deems appropriate.

                      GREEN CENTURY CAPITAL MANAGEMENT, INC

                   PERSONAL TRADING REQUEST AND AUTHORIZATION
                   -----------------------------------------
Personal Trading Request (to be completed by Access Person prior to any personal trade):
--------------------------------------------------------------------------------

Name:
--------------------------------------------------------------------------------

Date of proposed transaction:
--------------------------------------------------------------------------------

Name of the issuer(s) and dollar amount(s) or number(s) of securities of the issuer(s) to be purchased or sold:
--------------------------------------------------------------------------------

Nature of the transaction(s)  (i.e., purchase, sale):1
--------------------------------------------------------------------------------

Do you know whether one or both of the Green Century Funds has or had a pending "buy" or "sell" order in this security that has or had not been executed or withdrawn in the preceding seven or the following seven days before or after this transaction?

                           Yes         No
                              -----      -----

         If yes, please describe:

--------------------------------------------------------------------------------

Are you or a member of your immediate family an officer or director of the issuer(s) of the securities or of any affiliate2 of the
issuer(s)?     Yes           No
                  -----        -----

         If yes, please describe:

--------------------------------------------------------------------------------

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     (1)If other than market order, please describe any proposed limits.

     (2)For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

     (3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you have any material nonpublic information concerning the issuer(s)?

                           Yes         No
                              -----      -----

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer(s)?

                           Yes         No
                              -----      -----

         If yes, please report the name of the issuer(s) and the total number of shares "beneficially owned":
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are you aware of any facts regarding the proposed transaction(s), including the existence of any substantial economic relationship between the proposed transaction(s) and any securities held or to be acquired by one or both of the Green Century Funds, that may be relevant to a determination of the existence of a potential conflict of interest?4

                           Yes         No
                              -----      -----

         If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


         To the best of your knowledge and belief, the answers that you have provided above are true and correct.



                                               ------------------------------
                                               Signature


----------
         (4)Facts that would be responsive to this question include, for example
(i) receipt of "special favors" from a stock promoter, including participation in a private placement or initial public offering as an inducement to purchase other securities for one or both of the Green Century Funds, or (ii) investment in securities of a limited partnership that in turn owns warrants of a company formed for the purpose of effecting a leveraged buy-out, in circumstances where one or both of the Green Century Funds might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer):
--------------------------------------------------------------------------------


         I confirm that the above-described proposed transaction(s) appears to
----- be consistent with the policies described in the Code, and that the conditions necessary5 for approval of the proposed transaction(s) have been satisfied.

         I do not believe the above-described proposed transaction(s) is
----- consistent with the policies described in the Code, or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:
        ----------------------
Signed:
        ----------------------
Title:
        ----------------------

















---------
         (5)In the case of a personal securities transaction by an Access Person of the Green Century Funds (other than Disinterested Trustees), the Code of Ethics requires that the Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Green Century Funds (ii) would be unlikely to affect the market in which one or both of the Green Century Funds' portfolio securities are traded, and (iii) is not related economically to securities to be purchased, sold, or held by one or both of the Green Century Funds. In addition, the Code requires that the Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Green Century Funds.

         NAME:
              ------------------------------------------------
         DATE OF BECOMING AN ACCESS PERSON:
                                           -------------------


                     GREEN CENTURY CAPITAL MANAGEMENT, INC.


                             INITIAL HOLDINGS REPORT

This report is to be signed, dated and returned within ten days of the date you became an Access Person, as defined in the Code of Ethics referred to below.


         To:  Review Officer

         As of the date referred to above, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of Green Century Capital Management, Inc. The following information is current as of a date no more than 45 days prior to the date that this Report is submitted to the Review Officer, as set forth below.


   --------------------------- -------------------- -------------------------- ---------------------
                                                                                  Broker/Dealer
                                    Number of                Dollar            or Bank holding the
     Security (Include Full          Shares           Amount of Securities         Securities:
    Name and Type of Issuer,
     and as applicable, the
   Exchange ticker symbol or
         CUSIP number)

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------

   --------------------------- -------------------- -------------------------- ---------------------


         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions and securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Signature:
          ----------------------------------------

Printed name:
             -------------------------------------
Date:
      --------------------------------------------

         Questions regarding this form may be directed to Kristina Curtis or Amy Perry Basseches.



Date Submitted to Review Officer:
                                 ----------------------------------.

                     GREEN CENTURY CAPITAL MANAGEMENT, INC.

                               TRANSACTIONS REPORT
                               -------------------

To:      Kristina A. Curtis

From:
         ----------------------------
                           (Your Name)

     This Transaction Report (the "Report") is submitted pursuant to the Code of Ethics (the "Code") of Green Century Capital Management, Inc. (GCCM) and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by the Trust) for the calendar quarter ended
     --------------------------.

         Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code.

         For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section
(a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                      Nature of
                                      Transaction
                                      (Whether                                       Name of the
                                      Purchase,        Principal                     Broker, Dealer
                                      Sale, or         Amount of     Price At        Or Bank With
                                      Other Type Of    Securities    Which the       Whom The          Nature Of
Title of    Number of  Date of        Disposition      Acquired or   Transaction     Transaction       Ownership of
Securities*       Shares Transaction  Or Acquisition)  Disposed Of   Was Effected    Was Effected      Securities* *
-----------       ------ -----------  ---------------  -----------   ------------    ------------      -------------







*Include type of securities, and, as applicable, the exchange ticker symbol or
 CUSIP number.
**If appropriate, you may disclaim beneficial ownership of any security listed in this report.

         I CERTIFY THAT 1) I HAVE READ, UNDERSTAND AND AM FULLY FAMILIAR WITH THE CODE OF ETHICS OF GREEN CENTURY CAPITAL MANAGEMENT, INC.; 2) I RECOGNIZE THAT I AM SUBJECT TO THE CODE; 3) I HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OVER THE PAST YEAR; 4) I HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR REQUIRED BY THE CODE TO BE DISCLOSED; 5) I HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE; 6) AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Name (Print)
             -----------------------------------------------------

Position
             -----------------------------------------------------

Signature
             -----------------------------------------------------

Date
             -----------------------------------------------------

                     GREEN CENTURY CAPITAL MANAGEMENT, INC.
                             ANNUAL HOLDINGS REPORT
                  FOR THE CALENDAR YEAR ENDED DECEMBER 31, 200_

                 This report is to be signed, dated and returned
             within thirty-one days of the end of the calendar year.

         To:  Review Officer

         As of December 31, 200_, which date shall be within 31 days of the date of submitting this report, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of Green Century Capital Management, Inc.


------------------------------ ----------------------- ----------------------- -------------------------

                                                                                NAME OF BROKER/DEALER
 SECURITY(INCLUDE FULL NAME       NUMBER OF SHARES                              OR BANK WHO MAINTAINS
  AND TYPE OF ISSUER, WITH                                 DOLLAR AMOUNT           THESE SECURITIES
  EXCHANGE TICKER SYMBOL OR                                OF SECURITIES
 CUSIP NUMBER IF APPLICABLE)

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

------------------------------ ----------------------- ----------------------- -------------------------

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



         By signing this report, I certify that I have read and understand the Code of Ethics of Green Century Capital Management, Inc. and that I have to the best of my knowledge complied with the provisions of the Code.




         Signature:
                        ---------------------------------------


         Printed name:
                        ---------------------------------------

         Date:
                        ---------------------------------------



Return by January 31, 200_ to Kristina Curtis, Review Officer, Green Century Capital Management, Inc., 29 Temple Place, Boston, MA 02111. Questions regarding this form may be directed to Kristina Curtis at 617-482-0800 or 1-800-93-GREEN.

Date Submitted to Review Officer:
                                  ----------------------------.